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                                                                     EXHIBIT 5.1




                               February 24, 1997


Integrated Process Equipment Corp.
911 Bern Court
San Jose, California 95122

     RE:  REGISTRATION STATEMENT ON FORM S-3
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Gentlemen:

     We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about February 24, 1997 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of (i) 22,960 Underwriter's IPO Units, the Common Stock, the Class A Warrants and Class B Warrants included in the Underwriter's IPO Units and the securities underlying such warrants and
(ii)1,800 Underwriter's 1994 Units, the Common Stock and the Class B Warrants included in the Underwriter's 1994 Units and the Common Stock issuable upon exercise of the Class B Warrants (collectively, the "Securities"). The Securities are to be sold by the Selling Stockholders as described in the Registration Statement.

     As your counsel, we have examined the proceedings taken by you in connection with the issuance of the Securities. It is our opinion that upon valid exercise of the applicable Unit Purchase Options, the Class A Warrants and the Class B Warrants of the Company held by and issuable to the Selling Stockholders as described in the Registration Statement, and receipt by the Company of the full consideration to be paid upon exercise, the Securities will be legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto which have been approved by us.

                                    Very truly yours,


                                      WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation